UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

                                   Form 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 4, 2002


                             AMERICABILIA.COM, INC.
               (Exact name of registrant as specified in charter)


            Florida                                             65-0142472
(State of other jurisdiction of                              (I.R.S.Employer
 incorporation or organization)                           Identification Number)


                               5720 South Arville
                                    Suite 114
                             Las Vegas, NEVADA 89118
               (Address of Principal Executive Office) (Zip Code)


                                  702-220-6581
                (Registrant's Executive Office Telephone Number)


               150 Cassia Way, Suite 400, Las Vegas, Nevada 89014
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     Pursuant to a Stock Purchase Agreement dated October 4, 2002 between registrant and Crystalix USA Group, Inc. and a Technology License Agreement between registrant and Crystalix Technology, Inc also dated October 4, 2002, the former shareholders of these two companies acquired 23,300,000 shares of common stock of registrant and 7,000,000 shares of Class A preferred stock with 10 to 1 voting and conversion rights. This gives these shareholders control over approximately 77.6% of the issued and outstanding common stock and 93.7% voting control and ownership assuming conversion of the Class A preferred shares.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On October 4, 2002, registrant acquired 100% of Crystalix USA Group, Inc. for 23,300,000 common shares. On October 4, 2002, registrant also acquired a Technology License from Crystalix Technology, Inc. for 7,000,000 Class A preferred shares of the registrant.

     The Objective of Crystalix USA Group, Inc. is to become a market leader in 3 dimensional subsurface engraving for the gift industry and to cater this new invention to a variety of potential markets such as logo recognition and corporate markets, wedding industries, award and trophy industries and introduce this new medium to the photo and picture industries of the world.

     3-D logo imaging is relatively new but has never been mass produced before. Supply and production capability of a few world wide manufacturers is limited with long lead times involved. With the highly advanced mass production capability of Crystalix, the presence of 3-D logo recognition in the corporate market will grow exponentially in the months to come and certainly throughout the globe.

     The company also manufactures sub-engraving laser systems. In the USA market, these are leased instead of outright ownership because of patent rights involved. The leasing program guarantees full technical or year round technical support as well as research and development to upgrade the system.

     The immediate future is both fascinating and exciting as Crystalix will tap into markets such as accessories, a line of personalized zodiac signs, objects are on the drawing table and a major contract of intellectual property giving the company access to over 300 personalities and celebrities will distinguish the company even more in the merchandise and memorabilia markets.

     In full development as well is LaserMark3 allowing for a bigger laser-field of operation and optimum resolution. This next generation laser system will also be air cooled instead of water cooled with will significantly reduce the size of the unit.

     The LaserPro1 high capacity production unit will allow us to manufacture over 1,500 laser etched images daily, opening up an enormous potential for corporate applications. Production on the LaserPro is scheduled to start November 1, 2002.

     Crystalix Technology, Inc. holds the intellectual property rights utilized by Crystalix USA Group, Inc.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Not applicable.

ITEM 5. OTHER EVENTS

     Pursuant to the above acquisitions and changes in control, the following have been appointed as the new officers and directors of registrant:

Rainer Eissing: CEO/Director: The developer of the 3-D software and the laser unit. A physics and electronics graduate, Mr. Eissing has spent many years as consultant to electronics manufacturers. He spent 3 years in Berlin, Germany as head of a team of 12 expert engineers developing a new multipurpose plotting and routing machine. Mr. Eissing is the owner of several patents and recognition awards; plays over 5 musical instruments, is fluent in German and English, he is 44 years old, married and has 2 children. Mr. Eissing continues to develop ground-breaking technologies which will keep Crystalix as the leader in it's field of activities.

Armin Van Damme: President/Director: A marketing graduate, Mr. Van Damme has 21 years experience in retail and wholesale activities within the USA, Asia and European markets. Mr. Van Damme has been instrumental in the initial success of Crystalix, enabling the company to expand rapidly all over the USA. His vision to take Dr. Eissing's concept and turn it into a business success has led Crystalix to the point where it will become a major player in the gift industry. Mr. Van Damme is fluent in English, German & Dutch; he is 43 years old, married and has 2 children. Mr. Van Damme was a successful professional boxer and was the Thai Boxing European Champion in 1988. Part of his interests have been in the entertainment industry and where he worked as choreographer in certain Hollywood blockbusters.

Othmar Van Dam: Executive Vice President/Director: An business graduate, Mr. Van Dam has over 15 years experience in business ventures involving manufacturing overseas. Mr. Van Dam has taken over all negotiations with prospective sub-licensees with his exceptional flair in contract negotiations. He has also been the major force behind the Company's efforts to expand into Europe and the Middle East and its intentions to go public on NASDAQ. He is fluent in English, German & Dutch, he is 39 years old, married and has 4 children.

Marc Janssens: Secretary/Treasurer/Director: An arts and advertising graduate, Mr Janssens has over 20 years experience in sales and advertising field where he has worked for industry leaders such as McCann Erickson, Saatchi & Saatchi Europe with account achievements such as BMW, Van Heusen Fashions and Procter & Gamble. Mr. Janssens has been instrumental in the ongoing successful negotiations with Disney Corporation, Starboard Cruise Services and other major contracts. He is fluent in English, French, Spanish, German & Dutch, he is 45 years old.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Financial statement reflecting the acquisitions in Item 2 are attached hereto as Exhibit 99.1.

ITEM 8. CHANGE IN FISCAL YEAR

     The registrants fiscal year end is changed to September 30.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICABILIA.COM, INC.

                                        By /s/ Armin Van Damme
                                           -----------------------------
                                           Armin Van Damme, President


Date: November 6, 2002